FOR IMMEDIATE RELEASE	August 1, 2023

MIDWESTONE FINANCIAL GROUP, INC. REPORTS
FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2023

Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported results for the second quarter of 2023.
Second Quarter 2023 Highlights1
•Net income of $7.6 million, or $0.48 per diluted common share, compared to net income of $1.4 million, or $0.09 per diluted common share, for the linked quarter.
•Annualized loan growth of 10.6%.
•Expenses of $34.9 million included $1.4 million of costs stemming from a voluntary early retirement program and executive relocation.
•Nonperforming assets ratio improved 1 basis point ("bps") to 0.22%; net charge-off ratio was 0.09%.
Subsequent Events
•On July 25, 2023, the Board of Directors declared a cash dividend of $0.2425 per common share.
CEO COMMENTARY
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, “On our first quarter earnings call, we introduced a comprehensive strategic plan designed to transform our operations and become a higher performing bank over the medium term. Though we are facing a challenging operating environment driven by rising interest rates, we have made solid progress across the five pillars of our plan highlighted by 10% loan growth, annualized, that we achieved in the quarter. We have been adding bankers in our major markets of the Twin Cities, Denver, and Metro Iowa, which has been a major factor in this strong loan growth. So far this year, we have added bankers in the Twin Cities and we will continue to add bankers in our major markets as we continue to build scale and take market share. Late in the second quarter, as part of our specialty commercial loan growth initiative, we recruited an established agribusiness team from a regional bank as we strive to ‘up-tier’ in this attractive segment of the market. This team has already started to bring full relationship business to MidWestOne. We are also starting to see momentum in our governmental lending group, where we have improved our focus and execution. Lastly, we are seeing a nice increase in our wealth management assets under management and revenues, as compared to the first quarter, driven by the teams recruited in 2021 and 2022.”
Mr. Reeves concluded, “I'm very pleased with the early results that we are achieving as we execute our strategic plan. We are beginning to make investments in talent and our platform to drive growth, while keeping our noninterest expense relatively steady from the first quarter. We are driving significant change across our organization, and I would like to thank our employees for their hard work and dedication to our Company, customers, and communities. Our results would not be possible without their tireless efforts. I remain confident that we are on a strong path to significantly improved financial results.”

1 Second Quarter Summary compares to the first quarter of 2023 (the "linked quarter") unless noted.

	As of or for the quarter ended			Six Months Ended
(Dollars in thousands, except per share amounts and as noted)	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Financial Results
Revenue	$45,708	$36,030	$52,072	$81,738	$101,052
Credit loss expense	1,597	933	3,282	2,530	3,282
Noninterest expense	34,919	33,319	32,082	68,238	63,725
Net income	7,594	1,397	12,621	8,991	26,516
Per Common Share
Diluted earnings per share	$0.48	$0.09	$0.80	$0.57	$1.69
Book value	31.96	31.94	31.26	31.96	31.26
Tangible book value(1)	26.26	26.13	25.10	26.26	25.10
Balance Sheet & Credit Quality
Loans In millions	$4,018.6	$3,919.4	$3,611.2	$4,018.6	$3,611.2
Investment securities In millions	2,003.1	2,071.8	2,402.8	2,003.1	2,402.8
Deposits In millions	5,445.4	5,555.2	5,537.4	5,445.4	5,537.4
Net loan charge-offs In millions	0.9	0.3	0.3	1.2	2.5
Allowance for credit losses ratio	1.25%	1.27%	1.45%	1.25%	1.45%
Selected Ratios
Return on average assets	0.47%	0.09%	0.83%	0.28%	0.89%
Net interest margin, tax equivalent(1)	2.52%	2.75%	2.87%	2.63%	2.83%
Return on average equity	6.03%	1.14%	10.14%	3.61%	10.44%
Return on average tangible equity(1)	8.50%	2.70%	13.13%	5.65%	13.35%
Efficiency ratio(1)	71.13%	62.32%	56.57%	66.56%	58.46%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

REVENUE REVIEW

Revenue				Change	Change
				2Q23 vs	2Q23 vs
(Dollars in thousands)	2Q23	1Q23	2Q22	1Q23	2Q22
Net interest income	$36,962	$40,076	$39,725	(8)%	(7)%
Noninterest income (loss)	8,746	(4,046)	12,347	n / m	(29)%
Total revenue, net of interest expense	$45,708	$36,030	$52,072	27%	(12)%

Results are not meaningful (n/m)
Total revenue for the second quarter of 2023 increased $9.7 million from the first quarter of 2023 as a result of increased noninterest income, partially offset by lower net interest income. Compared to the second quarter of 2022, total revenue decreased $6.4 million due to lower net interest income and noninterest income.
Net interest income of $37.0 million for the second quarter of 2023 decreased from $40.1 million in the first quarter of 2023, due primarily to higher funding costs and volumes and lower interest earning asset volumes, partially offset by higher interest earning asset yields. Compared to the second quarter of 2022, net interest income decreased $2.8 million as a result of higher funding costs and volumes, partially offset by higher interest earning asset yields and volumes.
The Company's tax equivalent net interest margin was 2.52% in the second quarter of 2023 compared to 2.75% in the first quarter of 2023, as higher earning asset yields were more than offset by increased funding costs. The cost of interest bearing liabilities increased 39 bps to 1.98%, due to interest bearing deposit costs of 1.79%, short-term borrowing costs of 2.91%, and long-term debt costs of 6.38%, which increased 41 bps, 9 bps and 19 bps, respectively from the first quarter of 2023. Total interest earning assets yield increased 12 bps primarily as a result of an increase in loan yield of 10 bps, partially offset by a decrease in investment security yield of 5 bps, respectively. Our cycle-to-date interest bearing deposit beta was 31%.
The tax equivalent net interest margin was 2.52% in the second quarter of 2023 compared to 2.87% in the second quarter of 2022, driven by higher funding costs and volumes, partially offset by higher interest earning asset yields. The cost of interest bearing liabilities increased 153 bps to 1.98%, due to interest bearing deposit costs of 1.79%, short-term borrowing costs of 2.91%, and long-term debt costs of 6.38%, which increased 148 bps, 244 bps and 193 bps, respectively from the second quarter of 2022. Total interest earning assets yield increased 92 bps primarily as a result of an increase in loan and securities yields of 103 bps and 22 bps, respectively.

Noninterest Income (Loss)				Change	Change
				2Q23 vs	2Q23 vs
(In thousands)	2Q23	1Q23	2Q22	1Q23	2Q22
Investment services and trust activities	$3,119	$2,933	$2,670	6%	17%
Service charges and fees	2,047	2,008	1,717	2%	19%
Card revenue	1,847	1,748	1,878	6%	(2)%
Loan revenue	909	1,420	3,523	(36)%	(74)%
Bank-owned life insurance	616	602	558	2%	10%
Investment securities (losses) gains, net	(2)	(13,170)	395	n / m	(101)%
Other	210	413	1,606	(49)%	(87)%
Total noninterest income (loss)	$8,746	$(4,046)	$12,347	n / m	(29)%
Noninterest income for the second quarter of 2023 increased $12.8 million from the linked quarter due primarily to $13.2 million of investment security losses recognized in the linked quarter, partially offset by a $0.5 million unfavorable change in loan revenue. Loan revenue reflected an unfavorable quarter-over quarter change in the fair value of our mortgage servicing rights of $0.9 million, partially offset by a $0.5 million favorable change in loan sale gains generated by our governmental lending and mortgage origination businesses. Noninterest income decreased $3.6 million from the second quarter of 2022. The largest driver was a $0.6 million decrease in the fair value of our mortgage servicing rights in the current quarter compared to a $2.4 million increase in the second quarter of 2022.

EXPENSE REVIEW

Noninterest Expense				Change	Change
				2Q23 vs	2Q23 vs
(In thousands)	2Q23	1Q23	2Q22	1Q23	2Q22
Compensation and employee benefits	$20,386	$19,607	$18,955	4%	8%
Occupancy expense of premises, net	2,574	2,746	2,253	(6)%	14%
Equipment	2,435	2,171	2,107	12%	16%
Legal and professional	1,682	1,736	2,435	(3)%	(31)%
Data processing	1,521	1,363	1,237	12%	23%
Marketing	1,142	986	1,157	16%	(1)%
Amortization of intangibles	1,594	1,752	1,283	(9)%	24%
FDIC insurance	862	749	420	15%	105%
Communications	260	261	266	—%	(2)%
Foreclosed assets, net	(6)	(28)	4	(79)%	(250)%
Other	2,469	1,976	1,965	25%	26%
Total noninterest expense	$34,919	$33,319	$32,082	5%	9%

Merger-related Expenses

(In thousands)	2Q23	1Q23	2Q22
Compensation and employee benefits	$—	$70	$150
Occupancy expense of premises, net	—	—	1
Equipment	—	—	6
Legal and professional	—	—	638
Data processing	—	65	38
Marketing	—	—	65
Communications	—	—	2
Other	—	1	1
Total merger-related expenses	$—	$136	$901

Noninterest expense for the second quarter of 2023 increased $1.6 million, or 4.8%, from the linked quarter with overall increases in all noninterest expense categories except occupancy, legal and professional, amortization of intangibles, and communications. The increase in compensation and employee benefits reflected severance expense of $1.2 million in the current period, as compared to $0.1 million in the first quarter of 2023. The largest driver in the increase in 'other' noninterest expense was executive relocation expenses of $0.2 million.
Noninterest expense for the second quarter of 2023 increased $2.8 million, or 8.8%, from the second quarter of 2022. The increase primarily reflected costs associated with the acquired operations of Iowa First Bancshares Corp. ("IOFB"), which closed in the second quarter of 2022. Partially offsetting the increases above was a decline of $0.8 million in legal and professional expenses, primarily due to a decrease in legal and professional merger-related expenses.
The Company's effective income tax rate decreased to 17.4% in the second quarter of 2023 compared to 21.4% in the linked quarter. The decrease reflected an adjustment to full-year 2023 estimated taxable income in the Company's annual effective tax rate calculation. The effective income tax rate for the full year 2023 is expected to be in the range of 18% - 20%.

BALANCE SHEET REVIEW
Total assets were $6.52 billion at June 30, 2023 compared to $6.41 billion at March 31, 2023 and $6.44 billion at June 30, 2022. The increase from March 31, 2023 was driven by higher loan balances from organic growth and an increase in cash and cash equivalents, partially offset by lower investment security balances. In comparison to June 30, 2022, the increase was primarily due to higher loan balances from organic growth and an increase in cash and cash equivalents, partially offset by lower security balances as a result of the balance sheet repositioning executed in the first quarter of 2023.

Loans Held for Investment	June 30, 2023		March 31, 2023		June 30, 2022
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,089,269	27.1%	$1,080,514	27.6%	$986,137	27.3%
Agricultural	106,148	2.6	106,641	2.7	110,263	3.1
Commercial real estate
Construction and development	313,836	7.8	320,924	8.2	224,470	6.2
Farmland	183,378	4.6	182,528	4.7	181,820	5.0
Multifamily	305,519	7.6	255,065	6.5	239,676	6.6
Other	1,331,886	33.1	1,290,454	33.0	1,213,974	33.7
Total commercial real estate	2,134,619	53.1	2,048,971	52.4	1,859,940	51.5
Residential real estate
One-to-four family first liens	448,096	11.2	448,459	11.4	430,157	11.9
One-to-four family junior liens	168,755	4.2	162,403	4.1	148,647	4.1
Total residential real estate	616,851	15.4	610,862	15.5	578,804	16.0
Consumer	71,762	1.8	72,377	1.8	76,008	2.1
Loans held for investment, net of unearned income	$4,018,649	100.0%	$3,919,365	100.0%	$3,611,152	100.0%

Total commitments to extend credit	$1,296,719		$1,205,902		$1,117,754
Loans held for investment, net of unearned income, increased $99.3 million, or 2.5%, to $4.02 billion from $3.92 billion at March 31, 2023. This increase was driven by new loan production in the second quarter of 2023.

Investment Securities	June 30, 2023		March 31, 2023		June 30, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$903,520	45.1%	$954,074	46.1%	$1,234,789	51.4%
Held to maturity	1,099,569	54.9%	1,117,709	53.9%	1,168,042	48.6%
Total investment securities	$2,003,089		$2,071,783		$2,402,831
Investment securities at June 30, 2023 were $2.00 billion, decreasing $68.7 million from March 31, 2023 and $399.7 million from June 30, 2022. The decrease from the first quarter of 2023 was primarily due to paydowns, calls, and maturities. The decrease from the second quarter of 2022 was primarily due to the balance sheet repositioning completed in the first quarter of 2023.

Deposits	June 30, 2023		March 31, 2023		June 30, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$897,923	16.5%	$989,469	17.8%	$1,114,825	20.1%
Interest checking deposits	1,397,276	25.7	1,476,948	26.6	1,749,748	31.7
Money market deposits	1,096,432	20.1	969,238	17.4	1,070,912	19.3
Savings deposits	585,967	10.8	631,811	11.4	715,829	12.9
Time deposits of $250 and under	648,586	11.9	599,302	10.8	547,427	9.9
Total core deposits	4,626,184	85.0	4,666,768	84.0	5,198,741	93.9
Brokered time deposits	365,623	6.7	366,539	6.6	—	—
Time deposits over $250	453,640	8.3	521,846	9.4	338,700	6.1
Total deposits	$5,445,447	100.0%	$5,555,153	100.0%	$5,537,441	100.0%

Total deposits declined $109.7 million, or 2.0%, to $5.45 billion from $5.56 billion at March 31, 2023. Brokered deposits decreased $0.9 million from $366.5 million at March 31, 2023. Total uninsured deposits were estimated to be $1.68 billion, which included $591.8 million of collateralized municipal deposits at June 30, 2023. Total uninsured deposits, excluding collateralized municipal deposits, represented approximately 20.0% of total deposits.

Borrowed Funds	June 30, 2023		March 31, 2023		June 30, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$362,054	74.2%	$143,981	51.1%	$193,894	54.9%
Long-term debt	125,752	25.8%	137,981	48.9%	159,168	45.1%
Total borrowed funds	$487,806		$281,962		$353,062

Total borrowed funds were $487.8 million at June 30, 2023 an increase of $205.8 million from March 31, 2023 and $134.7 million from June 30, 2022. The increase was primarily due to Bank Term Funding Program borrowings of $225 million, as compared to no borrowings in the prior periods, and increased Federal Home Loan Bank overnight borrowings.

Capital	June 30,	March 31,	June 30,
(Dollars in thousands)	2023 (1)	2023	2022
Total shareholders' equity	$501,341	$500,650	$488,832
Accumulated other comprehensive loss	(82,704)	(78,885)	(65,231)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.47%	8.30%	8.51%
Common equity tier 1 capital to risk-weighted assets ratio	9.36%	9.39%	8.82%
Tier 1 capital to risk-weighted assets ratio	10.15%	10.18%	9.61%
Total capital to risk-weighted assets ratio	12.26%	12.31%	11.73%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.42%	9.28%	9.70%
Common equity tier 1 capital to risk-weighted assets ratio	11.31%	11.40%	10.99%
Tier 1 capital to risk-weighted assets ratio	11.31%	11.40%	10.99%
Total capital to risk-weighted assets ratio	12.22%	12.31%	11.90%
(1) Regulatory capital ratios for June 30, 2023 are preliminary
Total shareholders' equity at June 30, 2023 increased $0.7 million from March 31, 2023, driven by the benefit of second quarter net income, partially offset by an increase in accumulated other comprehensive loss and dividends paid during the second quarter of 2023.
Accumulated other comprehensive loss at June 30, 2023 increased $3.8 million compared to March 31, 2023, primarily due to a decrease in available for sale securities valuations. Accumulated other comprehensive loss increased $17.5 million from June 30, 2022, driven by the impact of higher interest rates on available for sale securities valuations.
On July 25, 2023, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable September 15, 2023, to shareholders of record at the close of business on September 1, 2023.
No common shares were repurchased by the Company during the period March 31, 2023 through June 30, 2023 or for the subsequent period through August 1, 2023. The current share repurchase program allows for the repurchase of up to $15.0 million.

CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2023	2023	2022
Credit loss expense related to loans	$1,497	$933	$3,060
Net charge-offs	897	333	281
Allowance for credit losses	50,400	49,800	52,350
Pass	$3,769,309	$3,728,522	$3,402,508
Special Mention / Watch	133,904	92,075	111,893
Classified	115,436	98,768	96,751
Loans greater than 30 days past due and accruing	$6,201	$4,932	$12,349
Nonperforming loans	$14,448	$14,442	$27,337
Nonperforming assets	14,448	14,442	27,621
Net charge-off ratio(1)	0.09%	0.03%	0.03%
Classified loans ratio(2)	2.87%	2.52%	2.68%
Nonperforming loans ratio(3)	0.36%	0.37%	0.76%
Nonperforming assets ratio(4)	0.22%	0.23%	0.43%
Allowance for credit losses ratio(5)	1.25%	1.27%	1.45%
Allowance for credit losses to nonaccrual loans ratio(6)	355.03%	344.88%	201.52%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Compared to the linked quarter, nonperforming loans and nonperforming assets ratios remained stable and improved from the prior year period. The nonperforming loans ratio declined 1 bps from the linked quarter and 40 bps from the prior year to 0.36%. The classified loans ratio increased 35 bps from the linked quarter and 19 bps from the prior year. The linked quarter increase in classified loans was primarily due to the deterioration of two non-owner occupied commercial real estate loans. Further, the net charge-off ratio increased 6 bps from the linked quarter and 6 bps from the prior year.
As of June 30, 2023, the allowance for credit losses was $50.4 million, or 1.25% of loans held for investment, net of unearned income, compared with $49.8 million, or 1.27% of loans held for investment, net of unearned income, at March 31, 2023. Credit loss expense of $1.6 million in the second quarter of 2023 was primarily attributable to loan growth.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at March 31, 2023	$14,440	$2	$14,442
Loans placed on nonaccrual or 90+ days past due & still accruing	1,828	333	2,161
Proceeds related to repayment or sale	(1,054)	—	(1,054)
Loans returned to accrual status or no longer past due	(45)	—	(45)
Charge-offs	(973)	(80)	(1,053)
Transfer to nonaccrual	—	(3)	(3)
Balance at June 30, 2023	$14,196	$252	$14,448

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Tuesday, August 1, 2023. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=c7140c96&confId=51647. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 231141 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until October 26, 2023, by calling 1-866-813-9403 and using the replay access code of 868948. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of actual and expected increases in inflation and interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, including the new 1.0% excise tax on stock buybacks by publicly traded companies and any changes in response to the recent failures of other banks; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the war in Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the occurrence of fraudulent activity, breaches, or failures of our information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our customers, employees and supply chain; (25) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; (26) the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at other banks that resulted in failure of those institutions; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks	$75,955	$63,945	$83,990	$77,513	$60,622
Interest earning deposits in banks	68,603	5,273	2,445	1,001	23,242
Total cash and cash equivalents	144,558	69,218	86,435	78,514	83,864
Debt securities available for sale at fair value	903,520	954,074	1,153,547	1,153,304	1,234,789
Held to maturity securities at amortized cost	1,099,569	1,117,709	1,129,421	1,146,583	1,168,042
Total securities	2,003,089	2,071,783	2,282,968	2,299,887	2,402,831
Loans held for sale	2,821	2,553	612	2,320	4,991
Gross loans held for investment	4,031,377	3,932,900	3,854,791	3,761,664	3,627,728
Unearned income, net	(12,728)	(13,535)	(14,267)	(15,375)	(16,576)
Loans held for investment, net of unearned income	4,018,649	3,919,365	3,840,524	3,746,289	3,611,152
Allowance for credit losses	(50,400)	(49,800)	(49,200)	(52,100)	(52,350)
Total loans held for investment, net	3,968,249	3,869,565	3,791,324	3,694,189	3,558,802
Premises and equipment, net	85,831	86,208	87,125	87,732	89,048
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	26,969	28,563	30,315	32,086	33,874
Foreclosed assets, net	—	—	103	103	284
Other assets	227,495	219,585	236,517	233,753	206,320
Total assets	$6,521,489	$6,409,952	$6,577,876	$6,491,061	$6,442,491
LIABILITIES
Noninterest bearing deposits	$897,923	$989,469	$1,053,450	$1,139,694	$1,114,825
Interest bearing deposits	4,547,524	4,565,684	4,415,492	4,337,088	4,422,616
Total deposits	5,445,447	5,555,153	5,468,942	5,476,782	5,537,441
Short-term borrowings	362,054	143,981	391,873	304,536	193,894
Long-term debt	125,752	137,981	139,210	154,190	159,168
Other liabilities	86,895	72,187	85,058	83,324	63,156
Total liabilities	6,020,148	5,909,302	6,085,083	6,018,832	5,953,659
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	301,424	300,966	302,085	301,418	300,859
Retained earnings	290,548	286,767	289,289	276,998	262,395
Treasury stock	(24,508)	(24,779)	(26,115)	(26,145)	(25,772)
Accumulated other comprehensive loss	(82,704)	(78,885)	(89,047)	(96,623)	(65,231)
Total shareholders' equity	501,341	500,650	492,793	472,229	488,832
Total liabilities and shareholders' equity	$6,521,489	$6,409,952	$6,577,876	$6,491,061	$6,442,491

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2023	2023	2022	2022	2022	2023	2022
Interest income
Loans, including fees	$49,726	$46,490	$43,769	$40,451	$32,746	$96,216	$64,064
Taxable investment securities	9,734	10,444	10,685	10,635	9,576	20,178	17,699
Tax-exempt investment securities	1,822	2,127	2,303	2,326	2,367	3,949	4,750
Other	68	244	—	9	40	312	68
Total interest income	61,350	59,305	56,757	53,421	44,729	120,655	86,581
Interest expense
Deposits	20,117	15,319	9,127	5,035	3,173	35,436	6,083
Short-term borrowings	2,118	1,786	1,955	767	229	3,904	348
Long-term debt	2,153	2,124	2,111	1,886	1,602	4,277	3,089
Total interest expense	24,388	19,229	13,193	7,688	5,004	43,617	9,520
Net interest income	36,962	40,076	43,564	45,733	39,725	77,038	77,061
Credit loss expense	1,597	933	572	638	3,282	2,530	3,282
Net interest income after credit loss expense	35,365	39,143	42,992	45,095	36,443	74,508	73,779
Noninterest income (loss)
Investment services and trust activities	3,119	2,933	2,666	2,876	2,670	6,052	5,681
Service charges and fees	2,047	2,008	2,028	2,075	1,717	4,055	3,374
Card revenue	1,847	1,748	1,784	1,898	1,878	3,595	3,528
Loan revenue	909	1,420	966	1,722	3,523	2,329	7,816
Bank-owned life insurance	616	602	637	579	558	1,218	1,089
Investment securities (losses) gains, net	(2)	(13,170)	(1)	(163)	395	(13,172)	435
Other	210	413	2,860	3,601	1,606	623	2,068
Total noninterest income (loss)	8,746	(4,046)	10,940	12,588	12,347	4,700	23,991
Noninterest expense
Compensation and employee benefits	20,386	19,607	20,438	20,046	18,955	39,993	37,619
Occupancy expense of premises, net	2,574	2,746	2,663	2,577	2,253	5,320	5,032
Equipment	2,435	2,171	2,327	2,358	2,107	4,606	4,008
Legal and professional	1,682	1,736	1,846	2,012	2,435	3,418	4,788
Data processing	1,521	1,363	1,375	1,731	1,237	2,884	2,468
Marketing	1,142	986	947	1,139	1,157	2,128	2,186
Amortization of intangibles	1,594	1,752	1,770	1,789	1,283	3,346	2,510
FDIC insurance	862	749	405	415	420	1,611	840
Communications	260	261	285	302	266	521	538
Foreclosed assets, net	(6)	(28)	48	42	4	(34)	(108)
Other	2,469	1,976	2,336	2,212	1,965	4,445	3,844
Total noninterest expense	34,919	33,319	34,440	34,623	32,082	68,238	63,725
Income before income tax expense	9,192	1,778	19,492	23,060	16,708	10,970	34,045
Income tax expense	1,598	381	3,490	4,743	4,087	1,979	7,529
Net income	$7,594	$1,397	$16,002	$18,317	$12,621	$8,991	$26,516

Earnings per common share
Basic	$0.48	$0.09	$1.02	$1.17	$0.81	$0.57	$1.69
Diluted	$0.48	$0.09	$1.02	$1.17	$0.80	$0.57	$1.69
Weighted average basic common shares outstanding	15,680	15,650	15,624	15,623	15,668	15,665	15,675
Weighted average diluted common shares outstanding	15,689	15,691	15,693	15,654	15,688	15,688	15,703
Dividends paid per common share	$0.2425	$0.2425	$0.2375	$0.2375	$0.2375	$0.4850	$0.4750

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2023	2023	2022	2023	2022
Earnings:
Net interest income	$36,962	$40,076	$39,725	$77,038	$77,061
Noninterest (loss) income	8,746	(4,046)	12,347	4,700	23,991
Total revenue, net of interest expense	45,708	36,030	52,072	81,738	101,052
Credit loss expense	1,597	933	3,282	2,530	3,282
Noninterest expense	34,919	33,319	32,082	68,238	63,725
Income before income tax expense	9,192	1,778	16,708	10,970	34,045
Income tax expense	1,598	381	4,087	1,979	7,529
Net income	$7,594	$1,397	$12,621	$8,991	$26,516
Per Share Data:
Diluted earnings	$0.48	$0.09	$0.80	$0.57	$1.69
Book value	31.96	31.94	31.26	31.96	31.26
Tangible book value(1)	26.26	26.13	25.10	26.26	25.10
Ending Balance Sheet:
Total assets	$6,521,489	$6,409,952	$6,442,491	$6,521,489	$6,442,491
Loans held for investment, net of unearned income	4,018,649	3,919,365	3,611,152	4,018,649	3,611,152
Total securities	2,003,089	2,071,783	2,402,831	2,003,089	2,402,831
Total deposits	5,445,447	5,555,153	5,537,441	5,445,447	5,537,441
Short-term borrowings	362,054	143,981	193,894	362,054	193,894
Long-term debt	125,752	137,981	159,168	125,752	159,168
Total shareholders' equity	501,341	500,650	488,832	501,341	488,832
Average Balance Sheet:
Average total assets	$6,465,810	$6,524,065	$6,078,950	$6,494,777	$5,997,231
Average total loans	4,003,717	3,867,110	3,326,269	3,935,791	3,286,083
Average total deposits	5,454,517	5,546,694	5,181,927	5,500,350	5,113,368
Financial Ratios:
Return on average assets	0.47%	0.09%	0.83%	0.28%	0.89%
Return on average equity	6.03%	1.14%	10.14%	3.61%	10.44%
Return on average tangible equity(1)	8.50%	2.70%	13.13%	5.65%	13.35%
Efficiency ratio(1)	71.13%	62.32%	56.57%	66.56%	58.46%
Net interest margin, tax equivalent(1)	2.52%	2.75%	2.87%	2.63%	2.83%
Loans to deposits ratio	73.80%	70.55%	65.21%	73.80%	65.21%
Uninsured deposits excluding collateralized municipal deposits ratio	20.05%	18.54%	24.11%	20.05%	24.11%
Common equity ratio	7.69%	7.81%	7.59%	7.69%	7.59%
Tangible common equity ratio(1)	6.40%	6.48%	6.18%	6.40%	6.18%
Credit Risk Profile:
Total nonperforming loans	$14,448	$14,442	$27,337	$14,448	$27,337
Nonperforming loans ratio	0.36%	0.37%	0.76%	0.36%	0.76%
Total nonperforming assets	$14,448	$14,442	$27,621	$14,448	$27,621
Nonperforming assets ratio	0.22%	0.23%	0.43%	0.22%	0.43%
Net charge-offs	$897	$333	$281	$1,230	$2,503
Net charge-off ratio	0.09%	0.03%	0.03%	0.06%	0.15%
Allowance for credit losses	$50,400	$49,800	$52,350	$50,400	$52,350
Allowance for credit losses ratio	1.25%	1.27%	1.45%	1.25%	1.45%
Allowance for credit losses to nonaccrual ratio	355.03%	344.88%	201.52%	355.03%	201.52%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,003,717	$50,439	5.05%	$3,867,110	$47,206	4.95%	$3,326,269	$33,315	4.02%
Taxable investment securities	1,698,003	9,734	2.30%	1,811,388	10,444	2.34%	1,923,155	9,576	2.00%
Tax-exempt investment securities (2)(4)	345,934	2,253	2.61%	397,110	2,649	2.71%	439,385	2,975	2.72%
Total securities held for investment(2)	2,043,937	11,987	2.35%	2,208,498	13,093	2.40%	2,362,540	12,551	2.13%
Other	9,078	68	3.00%	24,848	244	3.98%	30,016	40	0.53%
Total interest earning assets(2)	$6,056,732	$62,494	4.14%	$6,100,456	$60,543	4.02%	$5,718,825	$45,906	3.22%
Other assets	409,078			423,609			360,125
Total assets	$6,465,810			$6,524,065			$6,078,950
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,420,741	$1,971	0.56%	$1,515,845	$1,849	0.49%	$1,641,337	$1,189	0.29%
Money market deposits	999,436	5,299	2.13%	930,543	3,269	1.42%	1,003,386	571	0.23%
Savings deposits	603,905	288	0.19%	653,043	272	0.17%	662,449	287	0.17%
Time deposits	1,490,332	12,559	3.38%	1,417,688	9,929	2.84%	836,143	1,126	0.54%
Total interest bearing deposits	4,514,414	20,117	1.79%	4,517,119	15,319	1.38%	4,143,315	3,173	0.31%
Securities sold under agreements to repurchase	159,583	423	1.06%	145,809	450	1.25%	154,107	111	0.29%
Other short-term borrowings	132,495	1,695	5.13%	111,306	1,336	4.87%	41,859	118	1.13%
Short-term borrowings	292,078	2,118	2.91%	257,115	1,786	2.82%	195,966	229	0.47%
Long-term debt	135,329	2,153	6.38%	139,208	2,124	6.19%	144,440	1,602	4.45%
Total borrowed funds	427,407	4,271	4.01%	396,323	3,910	4.00%	340,406	1,831	2.16%
Total interest bearing liabilities	$4,941,821	$24,388	1.98%	$4,913,442	$19,229	1.59%	$4,483,721	$5,004	0.45%
Noninterest bearing deposits	940,103			1,029,575			1,038,612
Other liabilities	78,898			82,501			57,157
Shareholders’ equity	504,988			498,547			499,460
Total liabilities and shareholders’ equity	$6,465,810			$6,524,065			$6,078,950
Net interest income(2)		$38,106			$41,314			$40,902
Net interest spread(2)			2.16%			2.43%			2.77%
Net interest margin(2)			2.52%			2.75%			2.87%

Total deposits(5)	$5,454,517	$20,117	1.48%	$5,546,694	$15,319	1.12%	$5,181,927	$3,173	0.25%
Cost of funds(6)			1.66%			1.31%			0.36%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $79 thousand, $95 thousand, and $(31) thousand for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively. Loan purchase discount accretion was $1.0 million, $1.2 million, and $528 thousand for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively. Tax equivalent adjustments were $713 thousand, $716 thousand, and $569 thousand for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $431 thousand, $522 thousand, and $608 thousand for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Six Months Ended
	June 30, 2023			June 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,935,791	$97,645	5.00%	$3,286,083	$65,173	4.00%
Taxable investment securities	1,754,382	20,178	2.32%	1,879,773	17,699	1.90%
Tax-exempt investment securities (2)(4)	371,381	4,902	2.66%	444,936	5,973	2.71%
Total securities held for investment(2)	2,125,763	25,080	2.38%	2,324,709	23,672	2.05%
Other	16,919	312	3.72%	42,983	68	0.32%
Total interest earning assets(2)	$6,078,473	$123,037	4.08%	$5,653,775	$88,913	3.17%
Other assets	416,304			343,456
Total assets	$6,494,777			$5,997,231
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,468,030	$3,820	0.52%	$1,601,093	$2,250	0.28%
Money market deposits	965,180	8,568	1.79%	978,801	1,070	0.22%
Savings deposits	628,338	560	0.18%	652,134	566	0.18%
Time deposits	1,454,210	22,488	3.12%	859,938	2,197	0.52%
Total interest bearing deposits	4,515,758	35,436	1.58%	4,091,966	6,083	0.30%
Securities sold under agreements to repurchase	152,734	873	1.15%	156,747	207	0.27%
Other short-term borrowings	121,959	3,031	5.01%	22,551	141	1.26%
Short-term borrowings	274,693	3,904	2.87%	179,298	348	0.39%
Long-term debt	137,258	4,277	6.28%	142,426	3,089	4.37%
Total borrowed funds	411,951	8,181	4.00%	321,724	3,437	2.15%
Total interest bearing liabilities	$4,927,709	$43,617	1.78%	$4,413,690	$9,520	0.43%
Noninterest bearing deposits	984,592			1,021,402
Other liabilities	80,690			50,054
Shareholders’ equity	501,786			512,085
Total liabilities and shareholders’ equity	$6,494,777			$5,997,231
Net interest income(2)		$79,420			$79,393
Net interest spread(2)			2.30%			2.74%
Net interest margin(2)			2.63%			2.83%

Total deposits(5)	$5,500,350	$35,436	1.30%	$5,113,368	$6,083	0.24%
Cost of funds(6)			1.49%			0.35%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $0.2 million and $0.6 million for the six months ended June 30, 2023 and June 30, 2022, respectively. Loan purchase discount accretion was $2.2 million and $1.3 million for the six months ended June 30, 2023 and June 30, 2022, respectively. Tax equivalent adjustments were $1.4 million and $1.1 million for the six months ended June 30, 2023 and June 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.0 million and $1.2 million for the six months ended June 30, 2023 and June 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, and adjusted earnings. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2022	2022
Total shareholders’ equity	$501,341	$500,650	$492,793	$472,229	$488,832
Intangible assets, net	(89,446)	(91,040)	(92,792)	(94,563)	(96,351)
Tangible common equity	$411,895	$409,610	$400,001	$377,666	$392,481

Total assets	$6,521,489	$6,409,952	$6,577,876	$6,491,061	$6,442,491
Intangible assets, net	(89,446)	(91,040)	(92,792)	(94,563)	(96,351)
Tangible assets	$6,432,043	$6,318,912	$6,485,084	$6,396,498	$6,346,140

Book value per share	$31.96	$31.94	$31.54	$30.23	$31.26
Tangible book value per share(1)	$26.26	$26.13	$25.60	$24.17	$25.10
Shares outstanding	15,685,123	15,675,325	15,623,977	15,622,825	15,635,131

Common equity ratio	7.69%	7.81%	7.49%	7.28%	7.59%
Tangible common equity ratio(2)	6.40%	6.48%	6.17%	5.90%	6.18%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Six Months Ended
Return on Average Tangible Equity	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net income	$7,594	$1,397	$12,621	$8,991	$26,516
Intangible amortization, net of tax(1)	1,196	1,314	962	2,510	1,883
Tangible net income	$8,790	$2,711	$13,583	$11,501	$28,399

Average shareholders’ equity	$504,988	$498,547	$499,460	$501,786	$512,085
Average intangible assets, net	(90,258)	(92,002)	(84,540)	(91,125)	(83,159)
Average tangible equity	$414,730	$406,545	$414,920	$410,661	$428,926

Return on average equity	6.03%	1.14%	10.14%	3.61%	10.44%
Return on average tangible equity(2)	8.50%	2.70%	13.13%	5.65%	13.35%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net interest income	$36,962	$40,076	$39,725	$77,038	$77,061
Tax equivalent adjustments:
Loans(1)	713	716	569	1,429	1,109
Securities(1)	431	522	608	953	1,223
Net interest income, tax equivalent	$38,106	$41,314	$40,902	$79,420	$79,393
Loan purchase discount accretion	(984)	(1,189)	(528)	(2,173)	(1,260)
Core net interest income	$37,122	$40,125	$40,374	$77,247	$78,133

Net interest margin	2.45%	2.66%	2.79%	2.56%	2.75%
Net interest margin, tax equivalent(2)	2.52%	2.75%	2.87%	2.63%	2.83%
Core net interest margin(3)	2.46%	2.67%	2.83%	2.56%	2.79%
Average interest earning assets	$6,056,732	$6,100,456	$5,718,825	$6,078,473	$5,653,775
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Six Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Loan interest income, including fees	$49,726	$46,490	$32,746	$96,216	$64,064
Tax equivalent adjustment(1)	713	716	569	1,429	1,109
Tax equivalent loan interest income	$50,439	$47,206	$33,315	$97,645	$65,173
Loan purchase discount accretion	(984)	(1,189)	(528)	(2,173)	(1,260)
Core loan interest income	$49,455	$46,017	$32,787	$95,472	$63,913

Yield on loans	4.98%	4.88%	3.95%	4.93%	3.93%
Yield on loans, tax equivalent(2)	5.05%	4.95%	4.02%	5.00%	4.00%
Core yield on loans(3)	4.95%	4.83%	3.95%	4.89%	3.92%
Average loans	$4,003,717	$3,867,110	$3,326,269	$3,935,791	$3,286,083
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Six Months Ended
Efficiency Ratio	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Total noninterest expense	$34,919	$33,319	$32,082	$68,238	$63,725
Amortization of intangibles	(1,594)	(1,752)	(1,283)	(3,346)	(2,510)
Merger-related expenses	—	(136)	(901)	(136)	(1,029)
Noninterest expense used for efficiency ratio	$33,325	$31,431	$29,898	$64,756	$60,186

Net interest income, tax equivalent(1)	$38,106	$41,314	$40,902	$79,420	$79,393
Plus: Noninterest income	8,746	(4,046)	12,347	4,700	23,991
Less: Investment securities (losses) gains, net	(2)	(13,170)	395	(13,172)	435
Net revenues used for efficiency ratio	$46,854	$50,438	$52,854	$97,292	$102,949

Efficiency ratio (2)	71.13%	62.32%	56.57%	66.56%	58.46%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended			Six Months Ended
Adjusted Earnings	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Net income	$7,594	$1,397	$12,621	$8,991	$26,516
After tax loss on sale of debt securities(1)	—	9,837	—	9,837	—
Adjusted earnings	$7,594	$11,234	$12,621	$18,828	$26,516

Weighted average diluted common shares outstanding	15,689	15,691	15,688	15,688	15,703

Earnings per common share
Earnings per common share - diluted	$0.48	$0.09	$0.80	$0.57	$1.69
Adjusted earnings per common share - diluted (2)	$0.48	$0.72	$0.80	$1.20	$1.69
(1) The income tax rate utilized was 25.3%.
(2) Adjusted earnings divided by weighted average diluted common shares outstanding.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800